As filed with the Securities and Exchange Commission on April 26, 1999
                                                        Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  ----------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                  ----------
                                MGM GRAND, INC.
              (Exact name of registrant specified in its charter)

     DELAWARE                                                     88-0215232
------------------                                          --------------------
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)

                        3799 Las Vegas Boulevard South
                           Las Vegas, Nevada  89109
                   (Address of Principal Executive Offices,
                              including zip code)

                                --------------
              MGM GRAND, INC. 1997 NONQUALIFIED STOCK OPTION PLAN
               MGM GRAND, INC. 1997 INCENTIVE STOCK OPTION PLAN
                           (Full title of the plans)

                                --------------
                                SCOTT LANGSNER
                              SECRETARY/TREASURER
                                MGM GRAND, INC.
                        3799 LAS VEGAS BOULEVARD SOUTH
                           LAS VEGAS, NEVADA  89109
                                (702) 891-3333
(Name, address and telephone number, including area code  of agent for service)

                                --------------

                        CALCULATION OF REGISTRATION FEE

============================================================================================
 Title of          Amount to be     Proposed          Proposed             Amount of
 securities to be  registered(1)    maximum           maximum              registration fee
 registered                         offering price    aggregate
                                    per share(2)      offering price(2)
--------------------------------------------------------------------------------------------
Common Stock,       3,600,000       $40.375           $145,350,000         $40,407.30
par value $.01
============================================================================================

(1) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee. This estimate has been calculated in accordance with Rule 457 under the Securities Act of 1933 and is based on the average of the high and low price per share as reported on the New York Stock Exchange on April 19, 1999.

    The Exhibit Index is located on page 8 of this Registration Statement.
               This Registration Statement consists of 9 pages.

                                 INTRODUCTION

This Registration Statement on Form S-8 is filed by MGM Grand, Inc., a Delaware corporation, relating to an additional 3,600,000 shares of its common stock, issuable under the MGM Grand, Inc. 1997 Nonqualified Stock Option Plan and the MGM Grand, Inc. 1997 Incentive Stock Option Plan.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents of MGM Grand previously filed with the Securities and Exchange Commission are hereby incorporated by reference into the Registration Statement:

          (a) MGM Grand's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by MGM Grand's latest annual report or prospectus referred to in (a) above;

          (c) MGM Grand's definitive proxy statement, dated March 31, 1999, filed pursuant to Section 14 of the Exchange Act; and

          (d) The description of MGM Grand's Common Stock which is set forth on page 53 of MGM Grand's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on January 21, 1999.

          All reports and other documents subsequently filed by MGM Grand pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Terry N. Christensen, a director of MGM Grand and a partner of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, which is rendering an opinion in connection herewith as to the validity of MGM Grand common stock, together with all other attorneys in such firm participating in the preparation of this Registration Statement, beneficially own 8,820 shares of MGM Grand's common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person against expenses, judgments, fines and amounts paid in settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding, other than an action, suit or proceeding in the name of the corporation, in which he is involved by reason of the fact that he is or was a director, officer, employee or agent of such corporation, provided that (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. If the action or suit is by or in the name of the corporation, the corporation may indemnify any such person against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation, except that no indemnification may be made in respect to any cliam, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the coproration, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of the liability but in light of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense as the court deems proper.

         Article II, Section 12 of the Bylaws of MGM Grand provides for indemnification of persons to the extent permitted by the Delaware General Corporation Law.

         In accordance with Section 102(b)(7) of the Delaware Law, the Certificate of Incorporation, as amended, of MGM Grand limits the personal liability of its directors for violations of their fiduciary duty. The Certificate of Incorporation eliminates each director's liability to MGM Grand or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to MGM Grand or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the section of the Delaware law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence. This provision will not, however, limit in any way the liability of directors for violations of the Federal securities laws.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling MGM Grand pursuant to the foregoing provisions, MGM Grand has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

4.1 MGM Grand, Inc. 1997 Nonqualified Stock Option Plan (incorporated by reference to Exhibit 4.1 to MGM Grand's Registration Statement on Form S-8 (File No. 333-42729) filed with the Securities and Exchange Commission on December 19, 1997).

4.2 MGM Grand, Inc. 1997 Incentive Stock Option Plan (incorporated by reference to Exhibit 4.2 to MGM Grand's Registration Statement on Form S-8 (File No. 333-42729) filed with the Securities and Exchange Commission on December 19, 1997).

5        Opinion of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro,
         LLP.

23.1 Consent of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP (set forth as part of Exhibit 5).

23.2     Consent of Arthur Andersen LLP.

ITEM 9.  UNDERTAKINGS.

         (a)  MGM Grand hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
           Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by MGM Grand pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) MGM Grand hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of MGM Grand's annual report on Form 10-K pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of MGM Grand pursuant to the foregoing provisions, or otherwise, MGM Grand has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by MGM Grand of expenses incurred or paid by a director, officer or controlling person of MGM Grand in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, MGM Grand will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication for such issue.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Grand certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on April 26, 1999.


                                    MGM GRAND, INC.


                                    By: /s/ J. Terrence Lanni
                                       -----------------------
                                           J. Terrence Lanni
                                       Chairman of the Board and Chief
                                            Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

     SIGNATURE                     TITLE                         DATE
     ---------                     -----                         ----


 /s/ J. Terrence Lanni     Chairman of the Board and        April 26, 1999
------------------------   Chief Executive Officer
     J. Terrence Lanni     (Principal Executive Officer)




 /s/ Alex Yemenidjian      President, Chief Operating       April 26, 1999
------------------------   Officer and Director
     Alex Yemenidjian


 /s/ James J. Murren       Executive Vice President,        April  26, 1999
------------------------   Chief Financial Officer and
     James J. Murren       Director (Principal Financial
                           and Accounting Officer)

 /s/ James D. Aljian       Director                         April 26, 1999
------------------------
     James D. Aljian



 /s/ Fred Benninger        Director                         April 26, 1999
------------------------
     Fred Benninger



 /s/ Terry N. Christensen  Director                         April 26, 1999
------------------------
    Terry N. Christensen



________________________   Director                         April___, 1999
     Glenn A. Cramer



________________________   Director                         April___, 1999
     Willie D. Davis



________________________   Director                         April___, 1999
     Alexander M. Haig, Jr.



________________________   Director                         April___, 1999
     Kirk Kerkorian



________________________   Director                         April___, 1999
     Walter M. Sharp



 /s/ Jerome B. York        Director                         April 26, 1999
------------------------
     Jerome B. York

                                 EXHIBIT INDEX
                                 -------------

                                                                                PAGE NUMBER IN
EXHIBIT                                                                          SEQUENTIALLY
NUMBER    EXHIBIT DESCRIPTION                                                   NUMBERED COPY
------    -------------------                                                   --------------
4.1       MGM Grand, Inc. 1997 Nonqualified Stock Option Plan
          (incorporated by reference to Exhibit 4.1 to MGM Grand's
          Registration Statement on Form S-8 (File No. 333-42729)
          filed with the Securities and Exchange Commission on
          December 19, 1997).

4.2       MGM Grand, Inc. 1997 Incentive Stock Option Plan
          (incorporated by reference to Exhibit 4.2 to MGM Grand's
          Registration Statement on Form S-8 (File No. 333-42729) filed with the Securities and Exchange Commission on December 19, 1997).

5         Opinion of Christensen, Miller, Fink, Jacobs, Glaser, Weil &
          Shapiro, LLP.

23.1      Consent of Christensen, Miller, Fink, Jacobs, Glaser, Weil &
          Shapiro, LLP (set forth as part of Exhibit 5).

23.2      Consent of Arthur Andersen LLP.